UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12164 (Commission File Number)	63-0970812 (IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama (Address of principal executive offices)	35801 (Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 31, 2005, James E. Deason retired from his position with Wolverine Tube, Inc. (the “Company”) as Executive Vice President, Chief Financial Officer, Secretary and as a member of the Company’s Board of Directors.

     Also on March 31, 2005, Thomas B. Sabol was appointed Senior Vice President, Chief Financial Officer and Secretary of the Company. Mr. Sabol will serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

     Mr. Sabol, 45, previously served as Senior Vice President of Finance and Accounting of the Company from December 2004 until March 2005. Prior to joining Wolverine, Mr. Sabol was an independent business consultant since December 2003. Prior thereto, Mr. Sabol had served first as Chief Financial Officer, and later as Chief Operating Officer, of Plexus Corporation, a publicly traded electronic manufacturing services company from January 1996 until November 2003. Mr. Sabol also serves as a director of Suntron Corporation.

     In connection with joining the Company on December 1, 2004, Mr. Sabol accepted the terms of the Company’s offer letter, dated November 23, 2004, as described in Item 5.02 of the Current Report on Form 8-K filed on December 1, 2004, which description is incorporated herein by reference. Mr. Sabol also entered into a Change in Control, Severance and Non-Competition Agreement with the Company dated December 1, 2004, as described in Item 1.01 of the Current Report on Form 8-K filed on December 1, 2004, which is incorporated herein by reference.

     There are no family relationships between Mr. Sabol and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Sabol is not a party to, and does not have a direct or indirect material interest in, any transactions or arrangements with the Company other than in connection with his employment as described in this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: March 31, 2005

WOLVERINE TUBE, INC.
By:	/s/ Thomas B. Sabol
Thomas B. Sabol
Senior Vice President, Chief Financial Officer and Secretary